Exhibit 99.1

Penn Virginia Reports First Quarter 2019 Results
--- Expects to Fund 2019 Two-Rig Program within Cash Flow ---
--- Company Positioned for Long-Term Free Cash Flow Generation ---

HOUSTON, May 9, 2019 (GLOBE NEWSWIRE) -- Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the first quarter 2019.
Recent Significant Highlights

•
Produced 24,692 barrels of oil equivalent per day (“BOEPD”) (74% crude oil) in the first quarter of 2019, which is four percent lower than the fourth quarter of 2018 and 53 percent higher than the first quarter of 2018;

•	Reported net loss of $38.7 million, or $2.56 per share, and adjusted net income(1) of $34.4 million, or $2.25 per diluted share, for the first quarter of 2019;

•	Generated adjusted EBITDAX(2) of $83.8 million, or approximately $37.70 per barrel of oil equivalent (“BOE”), for the first quarter of 2019;

•	Realized oil price of $57.39 per barrel, an approximate $2.50 per barrel premium over the West Texas Intermediate (“WTI”) average price for the first quarter of 2019;

•
Recorded total cash direct operating expenses per BOE of $11.99 and adjusted direct operating expenses per BOE(3) of $11.67 for the first quarter of 2019, including lease operating expense (“LOE”) of $4.95 per BOE;

•	Lowered Penn Virginia’s debt to adjusted EBITDAX ratio to approximately 1.6x(4) as of March 31, 2019; and

•	Increased the Company’s borrowing base on its revolving credit facility to $500 million from $450 million and extended the maturity to May 2024.
“Penn Virginia had another solid quarter,” said John A. Brooks, President and Chief Executive Officer of Penn Virginia. “We saw first quarter production in line with expectations, realized strong pricing that represented a significant premium over WTI, recorded low operating costs, strong margins and produced better than expected adjusted EBITDAX(2) of approximately $84 million.”
Mr. Brooks continued, “Penn Virginia expects to spend within cash flow this year, while increasing year-over-year production by 25% to 30%. We recently completed several pads that helped drive average production for April meaningfully higher than our first quarter production. With our success to date, we are confident in our ability to generate free cash flow in the second half of this year and into 2020.”

Exhibit 99.1

First Quarter 2019 Operating Results
Total production increased approximately 53% from the first quarter of 2018, to 2.222 million barrels of oil equivalent (“MMBOE”), or 24,692 BOEPD (74% crude oil). Penn Virginia turned to sales 9 gross (7.8 net) wells during the first quarter of 2019.
First Quarter 2019 Financial Results
Total cash direct operating expenses, which consist of LOE, gathering, processing and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $26.7 million, or $11.99 per BOE, in the first quarter of 2019.  Total G&A expenses for the first quarter of 2019 were $7.1 million, or $3.18 per BOE, which included $1.8 million of share-based compensation and non-recurring transaction costs, of which $1.0 million was non-cash.  For the first quarter of 2019, adjusted cash G&A expenses(5), which exclude those items, were $2.39 per BOE. Adjusted direct operating expenses(3) per BOE, excluding the aforementioned non-cash and non-recurring G&A items, were $11.67 for the first quarter of 2019. For the first quarter of 2019, LOE was $4.95 per BOE.
Net loss for the first quarter of 2019 was $38.7 million, or $2.56 per share, compared to net income of $10.3 million, or $0.68 per diluted share, in the first quarter of 2018.  Adjusted net income(1) was $34.4 million, or $2.25 per diluted share in the first quarter of 2019, versus $22.3 million, or $1.48 per diluted share in the first quarter of 2018.
Adjusted EBITDAX(2) was $83.8 million in the first quarter of 2019, compared to $50.5 million in the first quarter of 2018.
Hedging Update
Penn Virginia enters into oil hedges on a portion of its production to help mitigate commodity price risk.
The table below sets forth Penn Virginia’s current oil hedge positions:

	WTI - Oil Volumes (Bbls Per Day)	WTI - Average Swap Price ($/barrel)	LLS - Oil Volumes (Bbls Per Day)	LLS - Average Swap Price ($/barrel)	MEH - Oil Volumes (Bbls Per Day)	MEH - Average Swap Price ($/barrel)
Q2-Q4 2019	7,300	$55.58	5,000	$59.17	1,000	$64.00
2020	7,000	$54.94	—	$—	2,000	$61.03

Balance Sheet and Liquidity
During the first quarter of 2019, the Company incurred $101.3 million of capital expenditures (excluding acquisitions), of which 97% was associated with drilling and completion capital.
The Company recently increased its borrowing base on its revolving credit facility to $500 million from $450 million and extended the maturity to May 2024. As of March 31, 2019, Penn Virginia had outstanding borrowings of $325.4 million and liquidity of $129.3 million. As of May 7, 2019, the Company had outstanding borrowings of $337.4 million, resulting in $162.6 million available under the credit facility.
As of March 31, 2019, the Company’s net debt to Adjusted EBITDAX ratio was approximately 1.6x(4).

Exhibit 99.1

Acreage and Drilling Inventory
As of March 31, 2019, the Company had approximately 98,200 gross (84,200 net) acres.  Approximately 93% of Penn Virginia’s acreage is held by production.
Penn Virginia had an estimated 517 gross (444 net) drilling locations at March 31, 2019, of which 100% are Company-operated and 103 gross (93 net) are anticipated to be extended reach laterals (“XRLs”).
2019 Outlook
The Company is committed to maintaining financial discipline and a strong balance sheet and expects to fund its 2019 capital plan from cash flow. Penn Virginia is targeting year-over-year production growth of approximately 25% to 30% for 2019, assuming a two-rig development program.
Updated type curves and associated single well economics will be made available in the Company’s First Quarter 2019 Earnings Presentation located on the Company’s website, www.pennvirginia.com.
The table below sets forth the Company’s operational and financial guidance for 2019:

Production (BOEPD)		% oil
Second Quarter	27,000 - 28,000	72%
Full Year	27,100 - 28,300	74%

Realized Price Differentials
Oil (premium to WTI, per barrel)	$0.00 - $1.00
Natural gas (off Henry Hub, per MMBtu)	$0.10 - $0.20

Direct Operating Expenses
Lease operating expenses (per BOE)	$4.50 - $5.00
GPT expenses (per BOE)	$2.25 - $2.75
Ad valorem and production taxes (percent
of product revenue)	5.0% - 5.5%
Cash G&A expenses (per BOE)	$2.00 - $2.50

Capital Expenditures (millions)	$345 - $365
First Quarter 2019 Conference Call
A conference call and webcast discussing first quarter 2019 financial and operational results is scheduled for Friday, May 10, 2019 at 11:00 a.m. EDT. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (877) 270-2148 (international: (412) 902-6510) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.

Exhibit 99.1

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from June 10, 2019 through June 17, 2019 by dialing (877) 344-7529 (international (412) 317-0088) and entering the pass code 10131160.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.
Cautionary Statements Regarding Reserves
The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas and NGLs, current indications of supply and demand for oil, well results and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K, which are incorporated herein.
Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include,  words such as “forward,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” "future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; any decline in and volatility of commodity prices for oil, NGLs, and natural gas; our anticipated production and development results; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts

Exhibit 99.1

to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves; drilling and operating risks; concentration of assets; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; costs or results of any strategic initiatives; environmental obligations, results of new drilling activities, locations and methods, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements, and counterparty risk related to the ability of parties to these arrangements to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events and hurricanes; our ability to retain or attract senior management and key employees; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; litigation that impacts us, our assets or our midstream service providers; uncertainties relating to general domestic and international economic and political conditions; actions by our shareholders; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Footnotes

(1)
Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(2)
Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)
Adjusted direct operating expenses per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)	Based on the last 12 months.

(5)
Adjusted cash G&A expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
and SELECTED OPERATING STATISTICS - unaudited
(in thousands, except per share, production and price data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenues
Crude oil	$94,812	$112,452	$71,258
Natural gas liquids	5,548	6,618	2,946
Natural gas	4,277	5,502	2,790
Total product revenues	104,637	124,572	76,994
Gain (loss) on sales of assets, net	25	(258)	75
Other revenues, net	566	542	142
Total revenues	105,228	124,856	77,211
Operating expenses
Lease operating	11,004	9,955	7,296
Gathering, processing and transportation	3,929	5,765	3,359
Production and ad valorem taxes	5,692	6,508	4,092
General and administrative	6,027	6,970	4,895
Total cash direct operating expenses	26,652	29,198	19,642
Share-based compensation - equity classified awards	1,038	1,146	1,576
Depreciation, depletion and amortization	38,870	39,591	22,081
Total operating expenses	66,560	69,935	43,299
Operating income	38,668	54,921	33,912
Other income (expense)
Interest expense, net	(9,478)	(8,389)	(4,601)
Derivatives	(68,017)	149,152	(18,795)
Other, net	106	2,099	(58)
Reorganization items, net	—	3,322	—
Income (loss) before income taxes	(38,721)	201,105	10,458
Income tax benefit (expense)	24	(370)	(163)
Net income (loss)	$(38,697)	$200,735	$10,295

Net income (loss) per share:
Basic	$(2.56)	$13.32	$0.68
Diluted	$(2.56)	$13.10	$0.68

Weighted average shares outstanding:
Basic	15,098	15,075	15,042
Diluted	15,098	15,328	15,081

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Production
Crude oil (MBbls)	1,652	1,818	1,127
NGLs (MBbls)	315	304	164
Natural gas (MMcf)	1,531	1,446	971
Total (MBOE)	2,222	2,363	1,453
Average daily production (BOEPD)	24,692	25,686	16,145

Prices
Crude oil ($ per Bbl)	$57.39	$61.84	$63.23
NGLs ($ per Bbl) (1)	$17.60	$21.79	$17.94
Natural gas ($ per Mcf)	$2.79	$3.80	$2.87
Aggregate ($ per BOE)	$47.08	$52.72	$52.99

Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$60.05	$54.64	$56.51
Aggregate ($ per BOE)	$49.06	$47.17	$47.77

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited
(in thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets	$85,721	$126,340
Net property and equipment	989,830	927,994
Other assets	5,521	14,530
Total assets	$1,081,072	$1,068,864

Liabilities and shareholders' equity
Current liabilities	142,375	104,691
Other liabilities	13,834	5,533
Total long-term debt, net	515,919	511,375
Total shareholders' equity	408,944	447,355
Total liabilities and shareholders' equity	$1,081,072	$1,068,954

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited
(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Cash flows from operating activities
Net income (loss)	$(38,697)	$200,735	$10,295
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Non-cash reorganization items	—	(3,322)	—
Depreciation, depletion and amortization	38,870	39,591	22,081
Derivative contracts:
Net losses (gains)	68,017	(149,152)	18,795
Cash settlements, net	4,394	(13,100)	(7,576)
Deferred income tax (benefit) expense	1,212	2,841	163
(Gain) loss on sales of assets, net	(25)	258	(75)
Non-cash interest expense	921	907	796
Share-based compensation (equity-classified)	1,038	1,146	1,576
Other, net	13	6	13
Changes in operating assets and liabilities	(6,484)	(683)	(7,386)
Net cash provided by operating activities	69,259	79,227	38,682
Cash flows from investing activities
Acquisitions, net	—	—	(83,338)
Capital expenditures	(86,486)	(107,333)	(77,839)
Proceeds from sales of assets, net	18	(306)	1,551
Net cash used in investing activities	(86,468)	(107,639)	(159,626)
Cash flows from financing activities
Proceeds from credit facility borrowings	12,000	38,500	118,000
Repayment of credit facility borrowings	(8,000)	—	—
Debt issuance costs paid	—	(235)	(754)
Net cash provided by financing activities	4,000	38,265	117,246
Net increase (decrease) in cash and cash equivalents	(13,209)	9,853	(3,698)
Cash and cash equivalents - beginning of period	17,864	8,011	11,017
Cash and cash equivalents - end of period	$4,655	$17,864	$7,319

Exhibit 99.1

PENN VIRGINIA CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net cash settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, net gains and losses on the sales of assets, acquisition, divestiture and strategic transaction costs, executive retirement costs, net reorganization items and alternative minimum tax credit adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net income (loss)	(38,697)	200,735	10,295
Adjustments for derivatives:
Net losses (gains)	68,017	(149,152)	18,795
Cash settlements, net	4,394	(13,100)	(7,576)
(Gain) loss on sales of assets, net	(25)	258	(75)
Acquisition, divestiture and strategic transaction costs	724	3,429	431
Executive retirement costs	—	—	250
Reorganization items, net	—	(3,322)	—
Alternative minimum tax credit adjustments to income taxes, net	—	370	163
Adjusted net income	$34,413	$39,218	$22,283

Net income (loss), per diluted share	$(2.56)	$13.10	$0.68
Adjusted net income, per diluted share	$2.28	$2.56	$1.48

Exhibit 99.1

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”
Adjusted EBITDAX represents net income (loss) before interest expense, income taxes, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net cash settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture and strategic transaction costs, executive retirement costs, net reorganization items and other items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net income (loss)	$(38,697)	$200,735	$10,295
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	9,478	8,389	4,601
Income tax (benefit) expense	(24)	370	163
Depreciation, depletion and amortization	38,870	39,591	22,081
Share-based compensation expense (equity-classified)	1,038	1,146	1,576
(Gain) loss on sales of assets, net	(25)	258	(75)
Adjustments for derivatives:
Net losses (gains)	68,017	(149,152)	18,795
Cash settlements, net	4,394	(13,100)	(7,576)
Adjustment for special items:
Acquisition, divestiture and strategic transaction costs	724	3,429	431
Executive retirement costs	—	—	250
Other, net	—	(113)	—
Reorganization items, net	—	(3,322)	—
Adjusted EBITDAX	$83,775	$88,231	$50,541

Adjusted EBITDAX per BOE	$37.70	$37.34	$34.78

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per BOE”
Adjusted direct operating expenses and adjusted direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Operating expenses - GAAP	$66,560	$69,935	$43,299
Less:
Share-based compensation - equity-classified awards	(1,038)	(1,146)	(1,576)
Depreciation, depletion and amortization	(38,870)	(39,591)	(22,081)
Total cash direct operating expenses	26,652	29,198	19,642
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(724)	(3,429)	(431)
Executive retirement costs	—	—	(250)
Non-GAAP Adjusted direct operating expenses	$25,928	$25,769	$18,961

Total cash direct operating expenses per BOE	$11.99	$12.36	$13.52
Non-GAAP Adjusted direct operating expenses per BOE	$11.67	$10.90	$13.05

Exhibit 99.1

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses (“Adjusted cash G&A”) is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
General and administrative expenses - direct	$6,027	$6,970	$4,895
Share-based compensation - equity-classified awards	1,038	1,146	1,576
GAAP General and administrative expenses	7,065	8,116	6,471
Less: Share-based compensation - equity-classified awards	(1,038)	(1,146)	(1,576)
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(724)	(3,429)	(431)
Executive retirement costs	—	—	(250)
Adjusted cash-based general and administrative expenses	$5,303	$3,541	$4,214

GAAP General and administrative expenses per BOE	$3.18	$3.43	$4.45
Adjusted cash general and administrative expenses per BOE	$2.39	$1.50	$2.90

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com